Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

Nicholas Financial, Inc.

We consent to the incorporation by reference in the registration statement (No. 333-143245) on Form S-8 of Nicholas Financial, Inc. of our report dated June 14, 2010, with respect to the consolidated financial statements of Nicholas Financial, Inc. and subsidiaries (the “Company”) which appears in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2010.

/s/ Dixon Hughes PLLC

Atlanta, Georgia

June 14, 2010